                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to (i) the use of our report dated June 13, 1997, with respect to the financial statements of AutoCyte, Inc. as of December 31, 1996 and for the period from November 22, 1996 through December 31, 1996, and
(ii) the use of our report dated June 13, 1997, with respect to the financial statements of the Cytology and Pathology Automation Business of Roche Imaging Analysis Systems, Inc., as of December 31, 1995 and November 21, 1996 and for the years ended December 31, 1994 and 1995 and for the period from January 1, 1996 through November 21, 1996 included in the Registration Statement (Form S-1) and related Prospectus of AutoCyte, Inc. for the registration of 3,565,000 shares of its common stock.

                                            /s/ ERNST & YOUNG LLP

Raleigh, North Carolina
June 27, 1997